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                                                                EXHIBIT 10.10(a)

          AMENDMENT TO REFINERY PURCHASE AND SALE AGREEMENT

     THIS AMENDMENT TO REFINERY PURCHASE AND SALE AGREEMENT (this "Amendment") dated as of April 29, 2005, is by and between LA GLORIA OIL AND GAS COMPANY, a Delaware corporation ("Seller"), DELEK REFINING, LTD., a Texas limited partnership ("Refinery Buyer"). DELEK PIPELINE TEXAS, INC., a Texas corporation ("Pipeline Buyer"), and DELEK LAND TEXAS, INC., a Texas corporation ("Land Buyer") (Refinery Buyer, Pipeline Buyer, and Land Buyer being herein referred to collectively as "Buyers").

     WHEREAS, under date of March 14, 2005, Seller and Buyers made and entered into that certain Refinery Purchase and Sale Agreement (the "Agreement") wherein Seller agreed to sell and Buyers agreed to purchase an oil refinery located in the City of Tyler, Smith County, Texas, and related assets and corporate stock of certain subsidiaries of Seller, all upon the terms and subject to the conditions set forth in the Agreement, to which reference is here made for all purposes; and

     WHEREAS, Seller and Buyers desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Amendment, Seller and Buyers hereby agree as follows:

     (1) Unless the context otherwise requires, the respective terms defined in Appendix A to the Agreement, when used in this Amendment, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

     (2) The reference to "Delek Texas Land, Inc." in the Agreement and any Exhibits or Schedules thereto is hereby amended to read "Delek Land Texas, Inc."

     (3) The Base Purchase Price is hereby amended to be $24,652,407.21. Notwithstanding the provisions of Section 3.1 of the Agreement, Buyers shall be entitled to a reduction in the Purchase Price, as defined in Section 3.1, by an amount equal to $1,600,000.00, in addition to the Discount Amount. Notwithstanding the provisions of Section 3.2(b) of the Agreement, payment of a portion of the Purchase Price equal to $400,000.00 may be deferred by Buyers to a date on or before thirty (30) days following the Closing.

     (4) Reference is made to that certain Guaranty dated effective May 1, 2005, by Rosemore, Inc., a Maryland corporation ("Rosemore") in favor of Sempra Energy Trading Corp. ("Sempra") with respect to indebtedness of CCLLC to Sempra resulting from deliveries of crude oil pursuant to the terms of the agreement identified as Sempra Contracts #32579640 and 32579670, between CCLLC and Sempra, which agreement is also identified in amended Schedule A-3 hereto. Without limiting the provisions of Section 9.7 of the Agreement, Seller and Buyers agree that, at the Closing, (i) Buyers shall deliver to Sempra a letter of credit in replacement of the Guaranty and (ii) Buyers, in form and substance acceptable to Seller, shall

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have caused the release as of the Closing Date of Rosemore from all obligations and liabilities relating to such Guaranty.

     (5) The reference to "Pipeline Buyer" in Section 9.2(h) of the Agreement is hereby amended to read "Pipeline Newco."

     (6) Schedules A-3 (Contracts and Agreements), A-4 (Environmental Permits), A-5 (Other Permits), 3.3 (Inventory Valuation Procedures), 4.1(j)(i) (Intellectual Property/Intellectual Property Contracts), 4.1(j)(ii) (Permits and License), 4.1(n) (Environmental Matters), 4.1(r) (Labor Relations Matters), 4.l(t) (Material Contracts), 8.1 (Certain Transfer Requirements), 9.7 (Existing Credit Support), 9.10(a) (Personnel), and 10.1(g) (Permissibly Delayed Consents) to the Existing Agreement are hereby deleted in their entirety and Schedules A-3 (Contracts and Agreements), A-4 (Environmental Permits), A-5 (Other Permits), 4.l(j)(i) (Intellectual Property/Intellectual Property Contracts), 4.1(j)(ii) (Permits and License), 4.1(n) (Environmental Matters), 4.1(r) (Labor Relations Matters), 4.1(t) (Material Contracts), 8.1 (Certain Transfer Requirements), 9.7 (Existing Credit Support), 9.10(a) (Personnel), and 10.1(g) (Permissibly Delayed Consents) attached hereto are hereby substituted therefor, respectively.

     (7) Mention is made that, as provided in paragraph 2 of the Refinery Contract Extension Agreement dated April 2005, by and between Seller and PACE Local 4-202 Union, Seller is obligated to pay the lump-sum payment of $900.00 to all active bargaining unit employees on the payroll as of August 5, 2005 (such employees being referred to herein as the "Labor Payment Employees" and such lump-sum payment to each Labor Payment Employee being referred to herein as a "Labor Payment"). The Assumed Contract Obligations shall include such obligation of Seller to pay the Labor Payments, subject, however, to the following. Seller and Buyers have estimated the Labor Payments to be $144,360.00 in the aggregate, as shown by the calculations set forth in ATTACHMENT A hereto (the "Estimated Labor Payments"), and the adjustment to the Base Purchase Price as reflected by the amendment provided for in paragraph (3) hereof includes, in part, a downward adjustment of the original Base Purchase Price by an amount equal to the Estimated Labor Payments. On or before August 31, 2005, Refinery Buyer shall make the Labor Payments and deliver to Seller a statement setting forth (a) the name of all Labor Payment Employees to whom Labor Payments were made by Refinery Buyer and (b) the total amount of all Labor Payments (the "Labor Payment Statement"), which statement shall be accompanied by reasonable supporting documentation. If the Labor Payments exceed the Estimated Labor Payments, then Seller shall, within ten (10) Business Days after receipt of the Labor Payment Statement, make payment to Refinery Buyer by wire transfer of immediately available funds of the amount of such excess. If the Estimated Labor Payments exceed the Labor Payments, then Refinery Buyer shall make payment to Seller by wire transfer of immediately available funds of the amount of such excess on or before the date of delivery to Seller of the Labor Payment Statement.

     (8) Paragraph (ii) of Section 3.4 of the Agreement is hereby deleted in its entirety and the following paragraph (ii) of Section 3.4 is hereby substituted therefor:

          Refinery Buyer acknowledges that, from time to time, Seller enters into agreements for the future delivery of crude oil necessary for the continued operation of the


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Facility, and that Seller may deem it necessary to enter into such agreements following the date hereof and through the Closing Date. Refinery Buyer further acknowledges that some of those agreements require Seller to prepay for such future deliveries of crude oil and others require that Seller provide the crude oil supplier with letters of credit issued on behalf of Seller to secure Seller's obligation to pay for such future deliveries of crude oil ("Crude Supply LCs"). Prior to Closing, Seller and Buyers shall amend SCHEDULE A-3 to include any such crude oil supply agreements entered into by Seller as contemplated in this paragraph (ii) of Section 3.4. At Closing, Seller shall be entitled to a credit in the Adjustment Statement for such prepayments for crude oil to the extent such crude oil is not delivered prior to Closing. At Closing, Refinery Buyer shall cause SunTrust Bank ("SunTrust") to deliver to Wachovia Bank, National Association ("Wachovia"), irrevocable, standby letters of credit in an aggregate face amount equal to $60,856,530.00 (being 105% of the amounts available for drawing under the Crude Supply LCs then outstanding for May crude plus $38,383,600.00 available for drawing under Crude Supply LCs for April crude, and such Crude Supply LCs covered by the SunTrust standby letters of credit being collectively referred to herein as the "Covered Crude Supply LCs"), such that Wachovia, as issuer of such Covered Crude Supply LCs, may obtain payment from SunTrust in the event the obligations secured by such Covered Crude Supply LCs are not paid by Refinery Buyer pursuant to such crude oil supply agreements, provided that, Refinery Buyer shall be entitled to a credit in the Adjustment Statement for the amount of the Covered Crude Supply LCs for April crude, and, provided further, that such credit shall be subject to adjustment following Closing based upon the actual payments to become due to the crude supplier for such April crude. Not less than two days prior to the Closing Date, Seller will provide Refinery Buyer with an estimate of the aggregate amounts of
(a) prepayments for crude oil, (b) Crude Supply LCs and (c) crude oil received under Crude Supply LCs, as contemplated in this paragraph (ii) of Section 3.4, which amounts will be calculated by Seller from Sellers' books and records and reflected in the Adjustment Statement, subject to post-Closing review and adjustment in accordance with the provisions of Section 3.5.

     (9) Mention is made that, in connection with the Pipeline Capacity Lease Agreement by and between Seller and Plains Marketing, L.P. ("Plains"), Seller has paid to Plains a cash deposit of $234,000.00 as security for the performance of certain obligations of Seller thereunder. Seller and Buyers acknowledge and agree that the amended Base Purchase Price provided for in paragraph (3) above includes an upward adjustment of the original Base Purchase Price by an amount equal to the cash deposit mentioned above in this paragraph and that such adjustment shall be in lieu of any obligation of Buyers to furnish a replacement security obligation for the cash deposit held by Plains in connection with such Pipeline Capacity Lease Agreement.

     (10) Reference is made to those certain crude oil supply agreements listed on ATTACHMENT B hereto (the "Supply Contracts"). In the event any applicable Transfer Requirement with respect to any such Supply Contract is not satisfied prior to the Closing Date, then, pending the satisfaction of such Transfer Requirement, such Supply Contract shall be held back from the Assets to be tranferred and conveyed to Refinery Buyer at Closing, without reduction of the Purchase Price, notwithstanding anything contained in Section 8.2 of the Agreement to the contrary, provided, however, the following provisions of this paragraph shall apply. For and with respect to the period following Closing until such Transfer Requirements are satisfied, CCLLC and Refinery Buyer shall negotiate in good faith with respect to, and shall


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enter into, such lawful arrangements as are reasonably practicable under the circumstances such that CCLLC shall transfer to Refinery Buyer, and Refinery Buyer shall assume, all pretax benefits and burdens accruing after the Effective Time with respect to such Supply Contracts, including, to the fullest extent reasonably practicable, supply agreements between CCLLC, as seller, and Refinery Buyer, as buyer, providing for the resale by CCLLC to Refinery Buyer of the crude purchased by CCLLC under such Supply Contracts for the same price and on the same terms (to the extent reasonably practicable), including delivery points, as provided for in such Supply Contracts.

     (11) Seller agrees to include in Seller's payroll for Transferred Employees for the month of April, 2005, salaries and wages of such Transferred Employees for Friday, April 29, 2005, even if Closing occurs on that date in which event the Closing will be effective as of the Effective Time (i.e., 12:01 a.m., central time), on that date. Seller and Buyers acknowledge and agree that the amended Base Purchase Price provided for in paragraph (3) above includes an upward adjustment of the original Base Purchase Price by an amount equal to $13,504.81, to reflect Seller's payroll costs for Friday, April 29, 2005.

     (12) Notwithstanding anything to the contrary contained in the Agreement, imbalances, if any, existing as of the Effective Time with respect to crude oil or product exchange agreements constituting Assigned Contracts shall be and remain the right or obligation (as the case may be) of Seller or CCLLC, as applicable, and Seller or CCLLC, as applicable, shall be solely responsible to the counterparties to such exchange agreements for any and all balancing obligations, of whatsoever kind or nature, arising from such imbalances, and shall be entitled to any and all credits, payments or other entitlements owing by such counterparties in respect of such imbalances, if any, existing as of the Effective Time, and no adjustment of the Purchase Price shall be made in respect of any such imbalances.

     (13) Reference is made to that certain sales contract by and between Seller and Dufour Petroleum LP listed on ATTACHMENT C hereto. To the extent, if any, that Dufour Petroleum LP is holding, as of the Effective Time, any cash deposit securing the performance of any obligations of Seller under such sales contract, Refinery Buyer agrees to pay to Seller, promptly following request therefor by Seller in writing (accompanied by reasonable supporting documentation), an amount equal to such deposit.

     (14) Except as modified and amended hereby, the Agreement shall continue in full force and effect and Seller and Buyers ratify and confirm the Agreement as modified and amended hereby.

     IN WITNESS WHEREOF, this Amendment is executed in multiple counterparts, all of which shall be considered one and the same agreement, as of the date first above written.

SELLER:                                 BUYERS:

LA GLORIA OIL AND GAS COMPANY           DELEK REFINING, LTD.


By: /s/ James B. Boles                  By Delek U.S. Refining GP, LLC,
    ---------------------------------      its general partner
Name: James B. Boles


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Title: Chief Restructuring Officer


                                        By: /s/ Uzi Yemin
                                            ------------------------------------
                                        Name: Uzi Yemin
                                        Title: President, CEO and Secretary

                                        By: /s/ Frederec Green
                                            ------------------------------------
                                        Name: Frederec Green
                                        Title: Vice President of Operations


                                        DELEK PIPELINE TEXAS, INC.


                                        By: /s/ Uzi Yemin
                                            ------------------------------------
                                        Name: Uzi Yemin
                                        Title: President, CEO and Secretary

                                        By: /s/ Frederec Green
                                            ------------------------------------
                                        Name: Frederec Green
                                        Title: Vice President of Operations


                                        DELEK LAND TEXAS, INC.


                                        By: /s/ Uzi Yemin
                                            ------------------------------------
                                        Name: Uzi Yemin
                                        Title: President, CEO and Secretary


                                        By: /s/ Frederec Green
                                            ------------------------------------
                                        Name: Frederec Green
                                        Title: Vice President of Operations



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